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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ZAMBA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3033 Excelsior Blvd., Suite 200
Minneapolis, Minnesota 55416

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 4, 2002

To Our Stockholders:

        The 2002 annual meeting of stockholders of Zamba Corporation will be held at the Minnesota River Room of the Marquette Hotel, located at 701 Marquette Ave, Minneapolis, Minnesota, on Tuesday, June 4, 2002, beginning at 3:30 p.m. Central Time. At the meeting, the holders of our common stock will act on the following matters:

1.
Elect seven directors, each for a term of one year;

2.
Approve two amendments to our 1993 Equity Incentive Plan; and

3.
Any other matters that properly come before the meeting.

        All holders of record of our common stock at the close of business on April 15, 2002, are entitled to vote at the meeting and any postponements or any adjournments of the meeting.

By Order of the Board of Directors,

Ian Nemerov Secretary

Minneapolis, Minnesota
April 19, 2002

Whether or not you plan to attend the meeting, please complete, date sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

If you plan to attend, you may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

ZAMBA CORPORATION
3033 Excelsior Blvd., Suite 200
Minneapolis, Minnesota 55416

PROXY STATEMENT

April 19, 2002

        This proxy statement contains information related to the annual meeting of stockholders of Zamba Corporation to be held on Tuesday, June 4, 2002, at 3:30 p.m. Central Time at the Minnesota River Room of the Marquette Hotel, located at 701 Marquette Ave, Minneapolis, Minnesota, and at any postponements or adjournments of the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and approval of amendments to one of our stock option plans. Additionally, management will report on our performance during 2001 and respond to questions from stockholders.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on April 15, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

        Each outstanding share of our common stock will be entitled to one vote on each matter.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 38,916,993 shares of Zamba common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 19,458,497 votes will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Zamba either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and request that your proxy be revoked, but attendance at the meeting will not by itself revoke a previously granted proxy.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instruction, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of Zamba stock?

        The following table identifies stockholders, other than directors or officers, who hold beneficially more than 5% of our outstanding common stock, based upon the most recent publicly available reports and other information available to us:

Name and address of beneficial owner	Amount of beneficial ownership		Percent of class
Coral Partners 60 South Sixth Street, Suite 351 Minneapolis, Minnesota 55402	4,020,890	(1)	10.3%
HCL Technologies America, Inc. 330 Potrero Ave. Sunnyvale, California 94805	3,075,031	(2)	7.8
Motorola, Inc. 1303 East Algonquin Road Schaumburg, Illinois 60196	2,275,892		5.8
(1)
Includes 1,504,374 shares owned of record by Coral Partners II (known as IAI Ventures Partners II prior to November 1, 1993) and 2,516,516 shares owned of record by Coral Partners I-Superior (known as Superior Ventures prior to November 1, 1993).

(2)
Includes 2,460,025 shares owned of record by HCL Technologies America, Inc. and 615,006 shares obtainable upon exercise of a warrant that expires on February 21, 2007.

How much stock do our directors and executive officers own?

        The following table shows the amount of Zamba common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the Summary Compensation Table below, and the directors and executive officers as a group. Except as otherwise indicated, all information is as of April 15, 2002.

Name	Number of Shares of Common Stock Beneficially Owned (1)		Acquirable by Exercise of Stock Options or Warrants Within 60 Days (2)	Aggregate Beneficial Ownership (3)	Percent of Class Outstanding (4)
Joseph B. Costello	5,017,346		2,041,723	7,059,069	17.2%
Paul Edelhertz	254,200	(8)	736,875	991,075	2.5
Douglas M. Holden	50,000		562,500	612,500	1.6
Michael H. Carrel	1,000		376,210	377,210	*
Dixon R. Doll	207,988		143,000	350,988	*
Jeff McCall (5)	0		172,500	172,500	*
Manish Gupta	0		172,084	172,084	*
Richard DeFrancisco (6)	0		114,584	114,584	*
Sven Wehrwein	0		102,000	102,000	*
John Olsen	0		79,000	79,000	*
Subramahnian Raman (7)	0		0	0	*
All current directors and executive officers as a group (9 persons)	5,530,534		4,500,746	10,031,280	23.1
*
Represents less than 1% of the outstanding common stock.

(1)
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. With the exception of Dr. Doll, all directors and executive officers have sole voting and investment power over all shares held. Dr. Doll disclaims beneficial ownership of 13,000 shares held by the University of Michigan Business School Growth Fund, of which he is an alumni investment manager.

(2)
Reflects the number of shares that could be purchased by each person by exercise of options available at April 15, 2002, or within 60 days thereafter under our stock option plans. Also reflects up to 1,489,723 shares that may be obtained by Mr. Costello upon exercise of two warrants, one of which expires on June 29, 2005, with regard to 1,176,471 shares and the other which expires on February 1, 2007, with regard to 313,252 shares.

(3)
This column includes direct holdings of our common stock and shares that may be obtained by exercise of stock options or warrants on April 15, 2002, or within sixty (60) days thereafter.

(4)
Based on the number of shares outstanding on April 15, 2002.

(5)
Mr. McCall was our Executive Vice President of Internal Operations until March 4, 2002. See "Other Agreements."

(6)
Mr. DeFrancisco was our Executive Vice President of Sales from March 12, 2001, through January 12, 2002. See "Other Agreements."

(7)
Mr. Raman is the Chief Operating Officer of HCL Technologies, Ltd., the parent company of HCL Technologies America, Inc., which has a beneficial ownership of approximately 7.8% of our common stock. Mr. Raman disclaims beneficial ownership of shares held by HCL Technologies, Ltd. or HCL Technologies America, Inc..

(8)
Mr. Edelhertz holds the right to sell 250,000 shares to us, at his option, in exchange for cancellation of a promissory note from Mr. Edelhertz to Zamba in the amount of $500,000. We have a reciprocal right to cause Mr. Edelhertz to return these 250,000 shares to us in exchange for our cancellation of the $500,000 promissory note. See "Certain Relationships and Related Transactions."

ITEM 1—ELECTION OF DIRECTORS

        We have seven directors currently serving on our board of directors. The current term of office of all of our directors expires at the 2002 annual meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

        The affirmative vote of a majority of the shares of our common stock present and entitled to vote at the annual meeting is required for the election of the nominees to the Board of Directors listed below. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect these nominees. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. In the unlikely event that the nominees are not candidates for election at the annual meeting, the persons names as proxies will vote for such other persons as the Board of Directors or proxies may designate.

        The Board of Directors recommends a vote FOR election of the seven nominated directors.

        The directors standing for election are:

Joseph B. Costello

        Mr. Costello, 48, has been Chairman of Zamba since December 2001. He served as Vice-Chairman from October 2000 to December 2001, served previously as Chairman from January 1998 to October 2000,

and has been a director since April 1996. Mr. Costello has been Chairman of the Board and Chief Executive Officer of Think3, a privately held supplier of mechanical computer-aided design technology, since February 1998, and was named President and CEO of Think3 in November 1998. Prior to joining Think3, Mr. Costello was the Chief Executive Officer of Cadence Design Systems Corporation, a supplier of electronic design automation software and services, from May 1988 to October 1997. Mr. Costello holds a Bachelor of Science degree in mathematics and physics from Harvey Mudd College, a Master of Science degree in physics from Yale University and a Master of Science degree in physics from the University of California, Berkeley. Mr. Costello is also Chairman of the Board for NextNet Wireless, Inc., a privately held company, of which Zamba currently owns approximately one-third of the outstanding equity, and also serves as a director for Barcelona Design, BravoBrava!, Catena Networks, Reality Fusion, Saba, and Simplex Solutions.

Dixon R. Doll

        Dr. Doll, 59, has been a director of Zamba since May 1989. Since December 1996, he has served as Managing Director of Doll Capital Management, a private venture capital firm that invests in entrepreneurial companies in the information technology and communications markets. From September 1994 to December 1996, Dr. Doll was actively engaged in venture capital activities as a private investor. Dr. Doll holds a Bachelor of Science degree in electrical engineering from Kansas State University and Master of Science and Doctorate degrees in electrical engineering from the University of Michigan. Dr. Doll is also a director of NextNet Wireless, Inc., a privately held company, of which Zamba currently owns approximately one-third of the outstanding equity, Network Equipment Technologies, Inc. and numerous private companies.

Paul D. Edelhertz

        Mr. Edelhertz, 39, has been a director of Zamba since October 1998, serving as Chairman from October 2000 through December 2001. He has been the President and Chief Executive Officer and a director of Reality Fusion, Inc., a provider of Web-based video conferencing technology and services since October 2001. He served as President and Chief Executive Officer of Zamba from October 1998 through October 2000, and was Vice President of Customer Solutions for Zamba from September 1996 to October 1998. From 1984 to September 1996 he was employed by Andersen Consulting, a business-consulting firm, serving as an Associate Partner from 1994 to 1996. Mr. Edelhertz holds a Bachelor of Arts degree in economics from Claremont McKenna College.

Douglas M. Holden

        Mr. Holden, 40, has been President and Chief Executive Officer and a director of Zamba since October 2000. Prior to joining Zamba, Mr. Holden held a variety of positions with KPMG Consulting, Inc. and its predecessor KPMG LLP. From January 2000 through October 2000, he was an Executive Vice President with KPMG Consulting, Inc., where he led the Solutions Group, including the Customer Relationship Management solution. From April 1997 through January 2000, he was the Global Partner in Charge of Customer Relationship Management. From July 1990 through April 1997, Mr. Holden held a variety of other positions with KPMG LLP, and was a partner from July 1995 through April 1997. Mr. Holden holds a Bachelor of Science degree in marketing from San Jose State University and a Master of Business Administration degree from the Amos Tuck School of Business at Dartmouth College.

John Olsen

        Mr. Olsen, 51, has been a director of Zamba since March 2000. Since July 2001, he has been President and Chief Operating Officer, and a director of Business Objects, Inc., which develops business intelligence software. From July 2000 to June 2001, he was President, Chief Executive Officer, and a director of Marimba, Inc., a provider of Internet infrastructure management solutions. Between December 1999 and

July 2000, he was an independent business consultant. From May 1994 to December 1999, Mr. Olsen was employed by Cadence Design Systems, Inc., where he served in several capacities, including Group President, Executive Vice President of Field Operations, Senior Vice President of Sales and Marketing and Vice President of Worldwide Sales. Before joining Cadence, Mr. Olsen had been a Consulting Partner for KPMG Peat Marwick (the predecessor of KPMG LLP) and worked for Electronic Data Systems. Mr. Olsen holds a Bachelor of Science degree from Iowa State University in industrial engineering and a Master of Science degree in management science from the University of South Florida.

Subramahnian Raman

        Mr. Raman, 61, has been a director of Zamba since March 2002. Since June 1997, Mr. Raman has held various roles with HCL Technologies Limited and its subsidiaries, an international software and technology services provider based in India. Since January 2001, Mr. Raman has been the Chief Operating Officer of HCL Technologies Ltd. From June 1997 through September 1998, Mr. Raman was President and Chief Executive Officer of HCL Technologies India. From October 1998 through December 2000, Mr. Raman was the Chief Technology Officer of HCL Technologies Ltd. Mr. Raman holds a Bachelor of Science degree from Delhi University and a post-graduate degree from the Madras Institute of Technology in Chennai, India. Mr. Raman also serves as a director for Shipara Technologies Ltd., in India, and HCL Venture Capital Limited, of Bermuda.

Sven Wehrwein

        Mr. Wehrwein, 51, has been a director of Zamba since June 1999. Mr. Wehrwein is also Chairman of the Audit Committee of our Board of Directors. Since March 1999, and at various times since 1995, he has been an independent financial consultant. From December 1998 to February 1999, he was the Chief Financial Officer of Digi International, Inc. From November 1997 to July 1998, he was the Chief Financial Officer of the Center for Diagnostic Imaging, and from June 1995 to August 1996, he was the Chief Financial Officer of InStent, Inc. Prior to joining InStent, he was an investment banker, most recently as a Managing Director at Wessels, Arnold and Henderson, and previously with Drexel Burnham Lambert. Mr. Wehrwein holds a Bachelor of Science degree in business from Loyola University in Chicago, Illinois, and a Master of Management degree from the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Wehrwein is also a director of Vital Images, Inc.

How are directors compensated?

        We do not pay fees to Board members, but directors receive reimbursement of expenses incurred for participating in Board and committee meetings. Non-employee members of the Board also participate in our 1993 Directors' Stock Option Plan (the "Directors' Plan"), which provides for the following grants of options to purchase our common stock: when an individual becomes a non-employee director, such director is granted options to purchase 45,000 shares of common stock; on January 1 of each year, the director is granted options to purchase 15,000 shares of common stock for being a member of the Board and an additional 4,000 options for participation on a committee of the Board, provided such director has served on the Board for at least six months. Mr. Holden is not eligible for grants under the Directors' Plan because he is considered to be an employee. Directors may also receive discretionary grants under our 1993 Equity Incentive Plan.

        Option grants under the Directors' Plan are non-discretionary and do not qualify as incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended). The exercise price of options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of the option grant. Options granted under the Directors' Plan may be exercised immediately; however, the shares obtained upon exercise cannot be sold until they vest. Vesting occurs over four years, with one-sixteenth of each grant vesting at the end of each calendar quarter. Options that are exercised but are not vested are to be repurchased by Zamba upon the termination of the director's service at the exercise price for the option. In the event of a merger with or into another corporation or a consolidation, acquisition of assets or other transaction that results in a change of control of Zamba, the vesting of all options will accelerate and any option that is not exercised prior to the consummation of the transaction will terminate.

How often did the Board meet during 2001?

        The Board of Directors met eight times during 2001, and acted by written consent once. With the exceptions of Mr. Olsen, who attended 50% of the Board meetings, and Dr. Doll, who attended 62.5% of the Board meetings, each director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he or she served.

What committees has the Board established?

        The Board of Directors has a standing Audit Committee and a Compensation Committee, and the Compensation Committee has a standing Non-Affiliate Option Committee.

        Audit Committee.    The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants and our internal accounting and financial controls. The functions of the Audit Committee and its activities during 2001 are further described below under the heading Report of the Audit Committee. During the year, the Board examined the composition of the Audit Committee in light of the adoption by Nasdaq and the SEC of new rules governing audit committees. The Board of Directors has determined that each of the three members of the Audit Committee is independent and able to read and understand fundamental financial statements, as required by the new rules. The Board of Directors has also determined that at least one member of the Audit Committee, Mr. Wehrwein, has past employment experience in finance or accounting. The Board of Directors has reviewed, assessed the adequacy of, and approved the audit committee charter, which was reprinted in the appendix to our proxy statement for the 2001 Annual Meeting. During 2001, the Audit Committee met five times. Messrs. Costello, Olsen and Wehrwein are the members of the Audit Committee.

        Compensation Committee.    The Compensation Committee is charged with reviewing our general compensation strategy; establishing the salaries of the executive officers; reviewing, approving, recommending and administering our stock option plans and certain other compensation and benefit plans; and approving certain employment contracts. In 2001, the Compensation Committee met twice and acted by written consent ten times. Mr. Costello and Dr. Doll are the members of the Compensation Committee.

        Non-Affiliate Option Committee.    The Non-Affiliate Option Committee is charged with granting options to non-executive employees upon the beginning of their employment with us, as well as granting options to non-executives upon promotions and for certain other purposes, such as upon employee referrals. The Compensation Committee provides an annual budget and guidelines for option grants by the Non-Affiliate Option Committee. Mr. Holden is the sole member of the Non-Affiliate Option Committee. In 2001, the Non-Affiliate Option Committee acted 45 times.

Certain Relationships and Related Transactions

        During 2001, we paid $64,154.58 to Business Objects, Inc. for software licenses and maintenance fees that we passed through to an end-user client. John Olsen, a director of our company, is currently President, Chief Operating Officer, and a director of Business Objects. Our payments to Business Objects occurred in January and April 2001, prior to Mr. Olsen's employment with Business Objects, which began in July 2001.

        On December 26, 2000, we entered into a loan agreement with Paul Edelhertz, who was at that time our chairman, in the amount of $500,000. This loan carries simple interest calculated at the rate of 6.15% per annum. Mr. Edelhertz used this loan to exercise 250,000 options to purchase shares of our common stock. The loan is secured by Mr. Edelhertz' options and principal and accrued interest are repayable in one payment on December 26, 2004. This loan agreement was amended on August 2, 2001, as modified on January 31, 2002, to provide that Mr. Edelhertz may assign the 250,000 shares to us in exchange for our cancellation of his $500,000 promissory note. Under the amendment, we have a similar right to acquire the 250,000 shares held by Mr. Edelhertz in exchange for cancellation of the promissory note. The promissory note is due on December 26, 2004, and each party's right to transfer the shares in exchange for cancellation of the promissory note expires on that date. In conjunction with the amendment to Mr. Edelhertz' loan agreement, Mr. Edelhertz agreed to cancel an option to purchase 350,000 shares of our common stock that had been granted to him in December 2000.

        On June 29, 2001, Mr. Costello purchased 2,352,942 shares of our common stock from us in a private transaction, for an aggregate consideration of $2,000,000. In connection with the June 29, 2001, stock purchase, we issued Mr. Costello a warrant to purchase up to 1,176,471 shares of our common stock. This warrant may be exercised at a per share price of $1.0625 at any time through the close of business on June 29, 2005. The shares were issued at the average closing bid price for Zamba for the five trading days prior to the date of issuance, and the exercise price for the warrant was set at 125% of the per share price for the common stock purchased by Mr. Costello.

        On January 31, 2002, Mr. Costello purchased 626,504 shares of our common stock from us in a private transaction, for an aggregate consideration of $300,000. In connection with the January 31, 2002, stock purchase, we issued Mr. Costello a warrant to purchase up to 313,252 shares of our common stock. This warrant may be exercised at a per share purchase price of $0.599 at any time through the close of business on January 31, 2007. The shares were issued at the 90% of the average closing bid price for Zamba for the twenty trading days prior to the date of issuance, and the exercise price for the warrant was set at 125% of the per share price for the common stock purchased by Mr. Costello.

        On February 26 and March 25, 2002, we entered into Stock Purchase Agreements with Mr. Costello to sell to him certain of our Series A Preferred Stock in NextNet Wireless, Inc. ("NextNet"). Mr. Costello paid us Three Hundred Thousand Dollars ($300,000) on February 26 and Four Hundred Thousand Dollars ($400,000) on March 25. In exchange, we will transfer to Mr. Costello that number of our Series A preferred shares that is obtained by dividing the purchase price by the per share price for our NextNet stock at the earliest of the following occurrences: (a) the price per share of our NextNet Preferred Stock determined upon the merger, consolidation, sale of all or substantially all of the assets or any other change-in-control of NextNet; (b) the price per share of our NextNet Preferred Stock established upon our sale of any shares of NextNet Preferred Stock to any third party; or (c) if the items described in "(a)" or "(b)" do not occur by December 31, 2002, the price per share determined by an independent accountant, valuation expert or other entity experienced in the valuation of companies substantially similar to NextNet. All of Mr. Costello's transactions with us were approved by the independent members of our Board of Directors.

        On February 22, 2002, we entered into a Strategic Alliance Agreement with HCL Technologies America, Inc. ("HCL America") and HCL Technologies Limited, India ("HCL"), in which we will work with HCL and HCL America to jointly pursue, facilitate, manage and maintain business opportunities with AMDOCS and Blue Cross Blue Shield for the provision of CRM services through the use of the services offered by, and the particular experience and expertise of, ZAMBA, HCL America and HCL. Pursuant to the Strategic Alliance Agreement, we agreed to allow HCL America to nominate one person to be a member of our Board of Directors. HCL America nominated Mr. Raman to fill this position. In connection with the Strategic Alliance Agreement, HCL America purchased 2,460,025 shares of our common stock from us in a private transaction, for an aggregate consideration of $1,000,000, and we issued HCL America a warrant to purchase up to 615,006 shares of our common stock. This warrant may be exercised at a per share purchase price of $0.61 at any time through the close of business on February 21, 2007. The shares were issued at the average closing bid price for Zamba for the twenty trading days preceding the date of the agreement, and the exercise price for the warrant was set at 150% of the per share price for the common stock purchased by HCL America. As a result of the purchase of our shares and the issuance of the warrant, HCL America and HCL, as the parent company of HCL America, are now jointly beneficial owners of more than 5% of our outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, which we call the "Exchange Act," requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of Zamba with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us during fiscal 2001, all other Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent beneficial owners were satisfied, except for the following reports, which were late because of administrative errors: for Mr. DeFrancisco, his Form 3 report that was due on March 22, 2001, was not filed until April 17, 2001; and for Mr. Edelhertz, a Form 5 report for the amendment of his loan that was due on February 14, 2002, was not filed until March 22, 2002.

Report of the Audit Committee

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Zamba filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

        As set forth in more detail in the charter of Audit Committee, the Audit Committee's primary responsibilities fall into three categories:

  •
  first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

  •
  second, the Committee is responsible for matters concerning the relationship between Zamba and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to Zamba; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

  •
  third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of our internal auditing program.

        The Committee has implemented procedures to ensure that during the course of each year it devotes the attention that it deems necessary or appropriate to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Communication with Audit Committees).

        With respect to our outside auditors, the Committee, among other things, discussed with KPMG LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

        On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                      Members of the Audit Committee

                      Joseph B. Costello
                      John Olsen
                      Sven Wehrwein

Independent Auditors' Fees

Audit Fees

        We paid KPMG $101,000 in fees for the audit of our annual consolidated financial statements for 2001 and for the review of our interim consolidated financial statements for each quarter in 2001.

All Other Fees

        We also paid KPMG approximately $10,700 for tax services and $14,500 for other audit-related services in 2001. No systems design or implementation services were provided to us by KPMG during 2001. The Audit Committee has considered whether, and has determined that, the provision of these services was compatible with maintaining the independence of KPMG.

Selection of Auditors for 2002

        Upon recommendation of the Committee, the Board of Directors has selected KPMG LLP as independent auditors for Zamba for the 2002 fiscal year. KPMG has served as our independent auditors since 1999. Members of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and to answer your questions.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

        The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Zamba filing under the Securities Act of 1933 or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 2001.

        The Compensation Committee establishes our general compensation policy. The Committee is composed entirely of outside, independent directors. The Committee typically reviews salary levels for the Chief Executive Officer ("CEO") and other executive officers annually. Our policy is to award compensation based upon Company and individual performance and to motivate our CEO and executive officers to achieve strategic business objectives. We also try to align the interests of our executives with those of our stockholders by providing a significant portion of compensation in the form of stock options to purchase Company common stock. In conjunction with the Non-Affiliate Option Committee, the Committee also administers our stock option plans. Stock options granted under our incentive stock option plans provide long-term incentives for officers because they generally have value only if the price of our stock increases above the exercise price of the stock option and the officer remains in our employ for the period required for the shares to vest. Officers may also receive options under our non-qualified stock option plans, but only in conjunction with our hiring of the officer and only if the non-qualified option grant is an essential element of the inducement for the officer to join us.

        Our executive compensation program for 2001, which consisted of a combination of base salary, cash bonuses and stock options, was designed in large part to align executive incentives with our strategic goals. Accordingly, a significant portion of the total cash compensation to be received by our executive officers was directly linked to Zamba's and each executive's achievement of specified goals. By tying compensation to the achievement of our objectives, we believes that a performance-oriented environment is created for our executives and other employees.

        Base Compensation.    The Committee reviews the performance of the executives and establishes a salary level for the CEO. Base salaries are reviewed annually, based on Company and individual performance and market conditions. The Committee retains the right to review these policies, if we believe that such a review is warranted, in light of changes in our performance, the competitive market for CEOs, and other factors that may be deemed material by the Committee. During the past year, in which our revenue and stock price decreased, our executives received two 5% pay decreases. Further, following the end of the year, we again reviewed the base compensation for our CEO and our Chief Financial Officer, and further reduced their salaries by approximately 10% each, for an aggregate reduction of 20% from the salaries they were receiving on January 1, 2001.

        Bonus Opportunities.    During 2001, the Compensation Committee met with executive management to discuss individual bonus opportunities, based on Company and individual performance. Under the bonus plan, the Chief Executive Officer recommended to the Compensation Committee for approval the target amount of bonus compensation payable to each executive officer for the year. Each executive officer's target bonus compensation was based on the achievement of specified goals in key measurement areas, including revenue, profitability, cash management, employee utilization, and other individual criteria. The portion of the bonus opportunity tied to each measurement area differed for each executive. For our Chief Executive Officer, 100% of the bonus opportunity was tied to meeting revenue and profitability goals. Except for sales commissions payable to Mr. DeFrancisco, our former Executive Vice President of Sales, which were calculated as a percentage of revenue in accordance with his employment agreement, no bonuses were paid to our executives during 2001.

        Stock Options.    In 2001, stock options were granted to all executives in connection with a grant to all employees of the Company, except that Messrs. Holden and Carrel declined to accept the options that were to be granted to them. Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Committee may also grant stock options to executives for other reasons. The number of shares subject to each stock option granted is determined by the Committee in its sole discretion and is based on anticipated future contributions and ability to impact corporate and/or business unit results, past performance where applicable and consistency within the executive's peer group. In the discretion of the Committee, executive officers may also be granted stock options under our equity option plans to provide greater incentives to those officers to continue their employment with us and to strive to increase the value of our common stock. The relative importance of these factors varies from case to case based on a discretionary and subjective determination by the Committee of what is appropriate at the time. The stock options generally become exercisable over a four-year period (25% at the end of the first year and 6.25% each quarter thereafter) and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

        Final decisions regarding stock option grants to executives are made by the Committee itself. The Committee is composed of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission. Each of the members of the Committee is a "non-employee" director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 16 of the Internal Revenue Code of 1986, as amended. Mr. Holden may attend the meetings of the Committee, but he doesn't vote or participate in deliberations that relate to his own compensation. During 1999, the Committee created a Non-Affiliate Option Committee, which is currently composed of Mr. Holden, which has the right to grant options to persons who are not officers of Zamba, so long as the individual option grants fall within the guidelines established by the Committee.

2001 Chief Executive Officer Compensation

        Mr. Holden became President and CEO during October 2000. The Committee based Mr. Holden's compensation for 2001 on the amounts Mr. Holden had earned at his previous employer, our policies for executive compensation, and our understanding of the salaries of CEOs in similar positions of companies of comparable size and other companies in our industry. Mr. Holden's salary was set at $300,000 prior to the beginning of 2001and was twice reduced during the year, as our revenues and stock price declined. The first reduction was in connection with a 5% salary reduction that applied to all of our employees. The second reduction was in connection with a 5% salary reduction that applied only to our executive management and certain other vice presidents. In 2002, we have further reduced Mr. Holden's salary to $240,000, in connection with a further reduction of executive salaries and other cost-saving activities, resulting in a total decrease of 20% from the salary Mr. Holden was to receive at the beginning of 2001.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's CEO and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts Aqualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

        The Board and the Compensation Committee do not believe that the provisions of Section 162(m) will limit the deductibility of the compensation expected to be paid to those executive officers described above. The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) in fact does so.

                      Members of the Compensation Committee

                      Joseph B. Costello
                      Dixon R. Doll

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is or has been an officer or employee of Zamba. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Executive Officers

        The following table lists certain information regarding our executive officers as of April 15, 2002.

Name	Age	Position
Douglas M. Holden	40	President, Chief Executive Officer, and Director
Michael H. Carrel	31	Executive Vice President and Chief Financial Officer
Manish Gupta	30	Executive Vice President

        Information regarding Mr. Holden is listed under "Proposal No. 1—Election of Directors."

        Mr. Carrel has been our Executive Vice President and Chief Financial Officer since October 1998. From May 1997 to October 1998, he had been Director of Strategy and Business Development. From September 1992 to July 1995, Mr. Carrel was an accountant with Price Waterhouse. Mr. Carrel holds a Bachelor of Science degree in accounting from Pennsylvania State University and a Master of Business Administration degree from the Wharton School at the University of Pennsylvania, which he attended from August 1995 to May 1997.

        Mr. Gupta has been an Executive Vice President since November 2000. He was a director in the Customer Relationship Management Solutions practice for KMPG Consulting, Inc. from January 2000 to November 2000, and for KPMG LLP from November 1999 to January 2000. From June 1998 through November 1999, he held management-consulting positions with Ernst & Young, LLP. From June 1997 through May 1998, while Mr. Gupta was pursuing his Master of Business Administration Degree at the Simon School of Business at the University of Rochester, he also held a management consulting internship with Xerox Corporation. Mr. Gupta holds a Bachelor of Science degree in computer engineering from Mangalore University in Surathkal, India, and a Master of Business Administration degree from the Simon School of Business at the University of Rochester.

Executive Compensation Summary Table

        The following table sets forth information concerning total compensation earned or paid during the past three fiscal years to each person holding the office of Chief Executive Officer during 2001, the four most highly compensated executive officers during the year ended December 31, 2001, and two additional executive officers who were employed as of December 31, 2001, and would have been among the four most highly compensated executive officers if they had been employed with us for the entire year. We refer to these executive officers as the "named executive officers" in the remainder of this proxy statement.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus		Number of Stock Options Granted	All Other Compensation (1)
Paul Edelhertz Director; former Chairman of the Board, President and CEO	2001 2000 1999	$291,250 251,683 229,327	$0 100,000 75,000	(2) (3)	0 600,000 0	$243 72 72
Douglas M. Holden President and CEO	2001 2000 1999	$290,063 61,341 0	$0 0 0		0 1,500,000 0	$243 18 0
Michael H. Carrel Executive Vice President and Chief Financial Officer	2001 2000 1999	$217,547 152,885 152,885	$0 50,000 90,000	(2) (3)	0 249,334 0	$243 72 2,391	(6)
Richard DeFrancisco (4) Former Executive Vice President of Sales	2001 2000 1999	$233,999 0 0	0 0 0		456,250 0 0	$390 0 0	(7)
Manish Gupta Executive Vice President	2001 2000 1999	$193,375 25,000 0	$0 0 0		5,000 450,000 0	$243 12 0
Jeff McCall (5) Former Executive Vice President of Internal Operations	2001 2000 1999	$217,547 37,500 0	$0 25,000 0		5,625 450,000 0	$56,671 12 0	(8)
(1)
Includes premiums for life insurance paid on the same basis as for all other employees.

(2)
Bonuses for performance during 2000 were paid on January 15, 2001.

(3)
Bonuses for performance during 1999 were paid during 2000. Mr. Carrel received $40,000 on January 15, 2000, and $50,000 on April 30, 2000. Mr. Edelhertz received $75,000 on April 30, 2000.

(4)
Mr. DeFrancisco was our Executive Vice President of Sales from March 12, 2001, through January 12, 2002. See "Other Agreements."

(5)
Mr. McCall was our Executive Vice President of Internal Operations until March 4, 2002. See "Other Agreements."

(6)
Includes $2,319 for moving expenses.

(7)
Includes discounts of $208 in purchases of company stock through our Employee Stock Purchase Plan ("ESPP"), which allows employees to purchase company stock on a quarterly basis at a fifteen percent discount from market price, which is the lower of the closing price of our common stock on the first day of the quarter the employee enrolls in the ESPP or the last day of the quarterly purchase period.

(8)
Includes $3,933 for relocation and $52,495 paid as rent for a residence for Mr. McCall and his family.

Option Grants for 2001

        The following table sets forth the following information regarding individual option grants to the named executive officers during 2001:

  •
  the number of shares of Zamba common stock underlying options granted during the year;

  •
  the percentage that such options represent of all options of the same class granted during the year;

  •
  the exercise price;

  •
  the expiration date; and

  •
  the potential realizable value, as of the expiration date, of the options under the option-pricing model discussed below.

        The hypothetical value of the options as of their expiration date has been calculated, as permitted by Securities and Exchange Commission rules, based on assumed rates of annual compound stock appreciation of 5% or 10% from the date the option was granted. It should be noted that this model is only one method of valuing options, and our use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

Option Grants During 2001

					Potential Realizable Value At Assumed Annual Rates of Price Appreciation for Option Term (2)
		% of Total Options Granted During 2001
Name	Number of Options Granted (1)		Exercise Price ($/Share)	Expiration Date
					5%	10%
Paul D. Edelhertz	—	—	—	—	—	—
Douglas M. Holden	—	—	—	—	—	—
Michael H. Carrel	—	—	—	—	—	—
Richard DeFrancisco	450,000	16.8%	$1.9062	3/12/11	$539,460	$1,367,096
Richard DeFrancisco	6,250	0.2	1.2200	6/1/11	4,795	12,152
Manish Gupta	5,000	0.2	1.2200	6/1/11	3,836	9,722
Jeff McCall	5,625	0.2	1.2200	6/1/11	4,316	10,937
(1)
These securities were granted at fair market value. The option to 450,000 shares granted to Mr. DeFrancisco become exercisable with respect to 25% of the shares on the first anniversary date after the date of grant and with respect to 6.25% of the shares each quarter thereafter. The other option granted to Mr. DeFrancisco, as well as the options granted to Messrs. Gupta and McCall, become exercisable with respect to 33 1/3% of the shares on the six-month anniversary date after the date of grant and with respect to 33 1/3% of the shares each six months thereafter. The Compensation Committee, which administers our stock option plans, has general authority to accelerate, extend or otherwise modify benefits under option grants, within overall plan limits, and, with the consent of the affected optionee, to change the exercise price of an option.

(2)
The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Option Exercises and Year-End Values

        No options were exercised by our named executive officers during 2001. The table below sets forth the following information with respect to the status of their options at December 31, 2001:

  •
  the total number of exercisable and non-exercisable stock options held at December 31, 2001; and

  •
  the aggregate dollar value of in-the-money exercisable options at December 31, 2001.

Option Exercises in 2001 and Option Values on December 31, 2001

	Number of Shares Acquired Upon Exercise of Option				Value of Unexercised In-The-Money Options at December 31, 2001 (1)
			Number of Unexercised Options at December 31, 2001
		Value Realized Upon Exercise
Name
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul D. Edelhertz	—	$—	656,251	243,749	$0	$0
Douglas M. Holden	—	—	375,000	1,125,000	0	0
Michael H. Carrel	—	—	327,751	221,583	0	0
Richard DeFrancisco	—	—	2,084	454,166	0	0
Manish Gupta	—	—	114,167	340,833	0	0
Jeff McCall	—	—	114,375	341,250	0	0
(1)
In accordance with Securities and Exchange Commission rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $0.60, the closing price of our common stock on December 31, 2001.

Employment Agreements

        We have entered into employment with each of our executive officers, allowing for termination at any time. We have also entered into severance and change of control agreements with various executive officers.

        On October 17, 2000, we entered into a severance agreement with Mr. Holden, and we entered into a change of control agreement with him on March 8, 2001. We entered into a severance agreement with Mr. McCall on October 18, 2000. We entered into a severance agreement with Mr. Gupta on November 6, 2000, and a change of control agreement on March 5, 2001. We also entered into a change of control agreement with Mr. Carrel on July 8, 1999.

        Each severance agreement provides the executive with a severance payment equal to six months of salary, or until he finds a new job, if sooner, if he is terminated by us other than for cause. Each change of control agreement provides the executive, upon a change in control of Zamba, an employment contract of 13 months' duration and a severance payment equivalent to six months of salary upon the expiration of the 13-month period, and that will accelerate the vesting of all of his then-outstanding stock options. A "change of control" is defined in the agreement and includes a sale of all or substantially all of the assets of Zamba or a merger or consolidation after which holders of our voting securities before the transaction hold less than 50% of the voting securities of the surviving corporation.

        On March 6, 2001, we entered into an employment agreement with Mr. DeFrancisco, which included a starting semi-monthly salary of $10,416.67 ($250,000 annualized); an option to purchase up to 450,000 shares of our common stock; an incentive compensation plan paying 0.2% of the company's total monthly revenue, payable monthly at the same timing in which our salespersons are paid their commissions; the opportunity to receive additional cash bonuses upon our recognition of certain revenue milestones during 2001; and salary continuation and stock vesting through the first anniversary of his start date, in the event of his termination during the first year of his employment.

Other Agreements

        On February 26, 2002, in conjunction with Mr. DeFrancisco's separation of employment on January 12, 2002, we entered into an agreement with him under which we continued to pay him his regular base salary through April 152, 2002, and allowed him to continue vesting his stock options through that date. In conjunction with Mr. McCall's separation of employment on March 4, 2002, we entered into an agreement with him on March 22, 2002, under which we continued to pay him his regular base salary through the earlier of September 4, 2002, or the date he begins new employment, and to continue vesting his stock options during that period of time. We also agreed to continue paying the $2,995 monthly lease payment for Mr. McCall's residence through May 2002.

COMPANY STOCK PRICE PERFORMANCE

        The stock price performance graph below includes companies required by the Securities and Exchange Commission and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act or 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

        The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100.00 in our common stock as compared with the JP Morgan H&Q Technology Index and the Nasdaq Stock Market-U.S. Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects our relative stock price on December 31, 1996, 1997, 1998, 1999, 2000, and 2001.

ITEM 2—APPROVAL OF AMENDMENTS TO
THE 1993 EQUITY INCENTIVE PLAN

        Stockholders are being asked to approve the following amendments to our 1993 Equity Incentive Plan (the "Equity Incentive Plan"):

  (1)
  to increase the number of shares of Common Stock reserved for issuance under the Equity Incentive Plan from 5,700,000 shares to 7,700,000 shares, an increase of 2,000,000 shares; and

  (2)
  to extend the termination date of the Equity Incentive Plan from October 3, 2003, to January 29, 2012.

        The Equity Incentive Plan is designed to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Zamba and our affiliates, by offering them an opportunity to participate in our future performance through awards of options, restricted stock and stock bonuses. Our Board of Directors believes that the granting of stock options is imperative to enable us to attract and retain the services and focused efforts of our employees and others eligible under the Equity Incentive Plan.

        The Board approved the proposed amendments described above on January 29, 2002, to be effective upon stockholder approval. Except for these amendments, the Equity Incentive Plan will remain unchanged.

        Below is a summary of the material terms of the Equity Incentive Plan, assuming approval of the above amendments. This summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which is attached hereto as Exhibit A.

Summary of the Equity Incentive Plan

        General.    The Board adopted the Equity Incentive Plan on October 21, 1993, and it was approved by stockholders on November 12, 1993. The Equity Incentive Plan is designed to offer eligible persons an opportunity to participate in our future performance through awards of stock options, restricted stock and stock bonuses. It was amended by the approval of the stockholders on December 22, 1995, February 19, 1997, November 11, 1997, and January 10, 1998.

        Type of Options Granted Under the Equity Incentive Plan.    The Equity Incentive Plan permits the granting of:

  •
  stock options, including "incentive stock options" (or "ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  stock options that do not meet the requirements of Section 422 of the Code ("nonqualified stock options" or "NQSOs");

  •
  restricted stock awards; and

  •
  stock bonuses.

        As of April 15, 2002, an aggregate of 7,700,000 shares (assuming approval of the proposed amendment) of our common stock have been reserved by the Board for issuance under the Equity Incentive Plan. If any option granted pursuant to the 1989 Stock Option Plan or the Equity Incentive Plan expires or terminates for any reason without being exercised in whole or in part, or any award is forfeited or repurchased by us at the original issue price or terminates without being issued, the shares released from such award will again become available for grant and issuance under the Equity Incentive Plan. In addition, any shares issuable upon exercise of options granted pursuant to our 1989 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full also will become available for distribution under the Equity Incentive Plan. As of April 15, 2002, assuming approval of the proposed amendments, options to purchase 3,065,222 shares of our common stock will be available for issuance under the Equity Incentive Plan.

        Administration.    The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Joseph B. Costello and Dixon R. Doll, each of whom is a "disinterested person" as that term is defined under the Exchange Act, and "outside director" as that term is defined pursuant to Section 162(m) of the Code. The Compensation Committee has also established a Non-Affiliate Option Committee, which is charged with granting options to non-executive employees upon the beginning of their employment with us, as well as granting options to non-executives upon promotions and for certain other purposes, such as upon employee referrals. The Compensation Committee provides an annual budget and guidelines for option grants by the Non-Affiliate Option Committee. Mr. Holden, our President and CEO, is the sole member of the Non-Affiliate Option Committee.

        Subject to the terms of the Equity Incentive Plan, the Committee has the authority to determine:

  •
  the persons who are to receive awards;

  •
  the number of shares subject to each such award; and

  •
  the terms and conditions of such awards.

        The Committee also has the authority to construe and interpret any of the provisions of the Equity Incentive Plan or any awards granted thereunder. The Committee may delegate to one or more officers the right to grant awards with respect to individuals who are not subject to Section 16(b) of the Exchange Act. Awards are granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that, upon the grant or exercise of the award, the Participant will receive shares of our common stock, cash or any combination thereof, as the Committee determines. See "Report of Compensation Committee" contained in this proxy statement for additional details regarding administration of the Equity Incentive Plan.

        Eligibility.    Our employees, officers, directors, consultants, independent contractors and advisers (and of any parent, subsidiaries and affiliates) whom the Board deems to have any potential to contribute to our future success (the "Participants") will be eligible to receive awards under the Equity Incentive Plan, provided that these Participants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No "named executive officer," as that term is defined under the Securities Act of 1933, as amended, and the Exchange Act, is eligible to receive more than 750,000 shares of our common stock over the term of the Equity Incentive Plan.

        As of April 15, 2002, approximately 98 persons were eligible to receive awards under the Equity Incentive Plan. A total of 1,046,662 shares had been issued upon exercise of options, and 3,922,658 shares were subject to outstanding options. As of that date, 3,065,222 shares were available for future awards, after taking into account the proposed increase, and the fair market value of our common stock was $0.29 per share. No awards are pending shareholder approval of the amendments. As of April 15, 2002, the following named executive officers have been granted options to purchase shares of our common stock under the Equity Incentive Plan as follows:

Executive Officer	Number of Options Granted under 1993 Equity Incentive Plan
Paul Edelhertz (1)	915,000
Douglas M. Holden	400,000
Michael H. Carrel	689,334
Richard DeFranciso (2)	6,250
Manish Gupta	205,000
Jeff McCall (3)	5,625
All current executive officers as a group (3 persons)	1,294,334
(1)
Mr. Edelhertz received options under the Equity Incentive Plan when he was an employee. He served as President and Chief Executive Officer of Zamba from October 1998 through October 2000, and was Vice President of Customer Solutions for Zamba from September 1996 to October 1998.

(2)
Mr. DeFrancisco was our Executive Vice President of Sales from March 12, 2001, through January 12, 2002. See "Other Agreements."

(3)
Mr. McCall was our Executive Vice President of Internal Operations until March 4, 2002. See "Other Agreements."

        All employees as a group, other than executive officers, have been granted options to purchase 884,187 shares.

        Stock Options.    The Equity Incentive Plan permits the granting of options that are intended to qualify either as ISOs or NQSOs. ISOs may be granted only to employees. The option exercise price for each ISO cannot be less than 100% of the fair market value (as defined in the Equity Incentive Plan) of a share on the date of grant (except in the case of a 10% stockholder, in which case the exercise price must be no less than 110% of the fair market value). The option exercise price for each NQSO must be no less than 85% of the fair market value of a share on the date of grant.

        The exercise price of options granted under the Equity Incentive Plan may be paid as follows:

  •
  in cash or by check;

  •
  by cancellation of indebtedness from us to the Participant;

  •
  by surrender of shares that either (1) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 of the Securities Act of 1933 or (2) were obtained by the Participant in the public market;

  •
  by tender of a full recourse promissory note;

  •
  by waiver of compensation due to or accrued by the Participant for services rendered;

  •
  by tender of property;

  •
  by a "same-day sale" commitment from the Participant and a NASD broker;

  •
  by a "margin" commitment from the Participant and a NASD broker; or

  •
  by any combination of the foregoing, when approved by the Committee in its sole discretion.

        No award granted under the Equity Incentive Plan may be transferred or assigned by any Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution or as consistent with any specific plan or award agreement provisions. During the lifetime of a Participant, an award shall be exercisable only by the Participant, and any elections with respect to an award may be made only by the Participant.

        If any shares of our common stock subject to any award or to which an award relates are not purchased or are forfeited, or if any award terminates without the delivery of shares or other consideration, the shares previously used for these awards become available for future awards under the Equity Incentive Plan. Except as otherwise provided under procedures adopted by the Committee to avoid double-counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards granted are counted against the aggregate number of shares available for granting awards under the Equity Incentive Plan.

        Restricted Stock Awards.    The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of our common stock on the date of the award (except in the case of a 10% stockholder, in which case the purchase price must be 110% of the fair market value), and can be paid for as described under "Stock Options" above (except through a "same-day sale" or "margin" commitment).

        Stock Bonus Awards.    The Committee may grant Participants stock bonus awards either in addition to, or in tandem with, other awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the Committee may determine.

        Merger, Consolidation or other Change in Control.    In the event that we merge, consolidate, dissolve or are liquidated, or sell all or substantially all of our assets or any other similar corporate transaction, the successor corporation, if any, may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Incentive Plan or provide substantially similar consideration, shares or other property, subject to repurchase restrictions no less favorable to the Participants under the Equity Incentive Plan. In the event that the successor corporation does not assume or substitute the awards, outstanding options will accelerate and become exercisable in full prior to the consummation of such transaction.

        Amendment.    The Board may terminate or amend the Equity Incentive Plan at any time in any respect, including amending any form of award agreement or instrument to be executed pursuant to the Equity Incentive Plan. The Board may not amend the Equity Incentive Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder or pursuant to the Exchange Act or Rule 16b-3 promulgated thereunder (or its successor) without stockholder approval.

        Term and Termination.    The Equity Incentive Plan will terminate on January 29, 2012, ten years from the date this amendment to the Equity Incentive Plan was adopted by the Board. Unless otherwise expressly provided in the Equity Incentive Plan or an applicable award agreement, any award granted may extend beyond termination of the Equity Incentive Plan.

Federal Income Tax Consequences of the Equity Incentive Plan

        The following is a general summary of the principal federal income tax consequences generally applicable to awards under the Equity Incentive Plan. Federal tax laws may change, and the federal, state and local tax consequences for any Participant will depend upon the Participant's individual circumstances.

        Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax (the "AMT")), and generally we will not be entitled to a tax deduction when the ISO is exercised. If the Participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon the disposition of the ISO Shares and the amount paid for the ISO Shares.

        If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant. We will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

        Nonqualified Stock Options.    A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price, and we will be entitled to a deduction in connection with the exercise of a NQSO by a Participant (or the receipt of restricted stock or stock bonuses) to the extent that the Participant recognizes ordinary income. The Participant's included amount will be treated as ordinary income by the Participant and may be subject to withholding by us (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

        Restricted Stock and Stock Bonus Awards.    Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

        Alternative Minimum Tax.    The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

        ERISA.    The Equity Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Board recommendation and Stockholder Vote Required

        The Board of Directors recommends that you vote FOR approval of the amendments to the Equity Incentive Plan described above.

        Unless otherwise directed, the persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the proposal. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the annual meeting on this item of business is required for the approval of the proposal (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of our common stock).

        If a shareholder abstains from voting on this proposal, then the shares held by that shareholder will be deemed present at the annual meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to this proposal, but will not be deemed to have been voted in favor of this proposal.

ADDITIONAL INFORMATION

        Stockholder Proposals for the 2003 Annual Meeting.    Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2003 may do so by following all applicable rules and regulations of the Securities and Exchange Commission. To be eligible for inclusion, stockholder proposals must be received by our Secretary no later than December 6, 2002. If a stockholder desires to bring business before the 2003 annual meeting that is not the subject of a proposal timely submitted for inclusion in the proxy statement for that meeting, written notice of such business must be received by our Secretary at our principal executive offices on or before February 19, 2003. Stockholder proposals that are submitted after this date may not be presented in any manner at the 2003 annual meeting.

        Proxy Solicitation Costs.    We will bear the cost of preparing, assembling, printing and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy card, as well as the cost of soliciting proxies relating to the annual meeting. Officers and regular employees of Zamba may, but without compensation other than their regular compensation, solicit proxies by additional mailings or by personal conversations, by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

OTHER BUSINESS

        As of the date of this proxy statement, we know of no other business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Appendix A

ZAMBA CORPORATION

1993 EQUITY INCENTIVE PLAN

As Adopted October 21, 1993
As Amended December 22, 1995
As Amended February 19, 1997
As Amended November 11, 1997
As Amended January 10, 1998
As Amended January 29, 2002

        1.    Purpose.    The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parents, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 24.

        2.    Shares Subject To The Plan.

          2.1    Number of Shares Available.    Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be seven million seven hundred thousand (7,700,000) Shares. Any Shares issuable upon exercise of options granted pursuant to the 1989 Stock Option Plan (the "Prior Plan") that expire or become unexercisable for any reason without having been exercised in full shall no longer be available for distribution under the Prior Plan, but shall be available for distribution under this Plan. Subject to Sections 2.2 and 18, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option, (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price, or (c) are subject to an Award that otherwise terminates without Shares being issued.

          2.2    Adjustment of Shares.    In the event that the number of outstanding Shares is changed, a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

        3.    Eligibility.    ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Employees shall each be eligible to receive up to an aggregate maximum of seven hundred fifty thousand (750,000) Shares each calendar year. A person may be granted more than one Award under the Plan.

        4.    Administration.

          4.1    Committee Authority.    The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

            (a)  construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

            (b)  prescribe, amend and rescind rules and regulations relating to the Plan;

            (c)  select persons to receive Awards;

            (d)  determine the form and terms of Awards;

            (e)  determine the number of Shares or other consideration subject to Awards;

            (f)    determine whether Awards will be granted singly, in combination, in tandem, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

            (g)  grant waivers of Plan or Award conditions;

            (h)  determine the vesting, exercisability and payment of Awards;

            (i)    correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

            (j)    determine whether an Award has been earned; and

            (k)  make all other determinations necessary or advisable for the administration of the Plan.

          4.2    Committee Discretion.    Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

          4.3    Exchange Act Requirements.    If two or more members of the Board are Outside Directors, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors and Disinterested Persons. The Company will take appropriate steps to comply with the disinterested administration requirements of Section 16(b) of the Exchange Act, which shall consist of the appointment by the Board of a Committee consisting of not less than two members of the Board, each of whom is a Disinterested Person.

        5.    Options.    The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          5.1    Form of Option Grant.    Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NQSO ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

          5.2    Date of Grant.    The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

          5.3    Exercise Period.    Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however, that no Option shall be exercisable after the expiration of one hundred twenty (120) months from the date the Option is granted, and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%)of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholder") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

          5.4    Exercise Price.    The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise price of any ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

          5.5    Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

          5.6    Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

            (a)  If the Participant is Terminated for any reason except death or Disability, then Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than ninety (90) days after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event, no later than the expiration date of the Options.

            (b)  If the Participant is terminated because of death or Disability (or the Participant dies within three months of such termination), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event no later than the expiration date of the Options.

          5.7    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.8    Limitations on ISOs.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the Plan or under any other incentive stock option plan of the Company or any

  Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

          5.9    Modification Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price shall not be reduced below the par value of the Shares, if any.

          5.10    No Disqualification.    Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

        6.    Restricted Stock.    A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

          6.1    Form of Restricted Stock Award.    All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full investment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise.determined by the Committee.

          6.2    Purchase Price.    The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least 85% of the Fair Market Value of the Shares when the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price shall be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

          6.3    Restrictions.    Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

        7.    Stock Bonuses.

          7.1    Awards of Stock Bonuses.    A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

          7.2    Terms of Stock Bonuses.    The Committee shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

          7.3    Form of Payment.    The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

          7.4    Termination During Performance Period.    If a Participant is Terminated during a Performance Period for any reason, then such Participant shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee shall determine otherwise.

        8.    Payment For Share Purchases.

          8.1    Payment.    Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

            (a)  by cancellation of indebtedness of the Company to the Participant;

            (b)  by surrender of Shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (2) were obtained by Participant in the public market;

            (c)  by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

            (d)  by waiver of compensation due or accrued to Participant for services rendered;

            (e)  by tender of property;

            (f)    with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

              (1)  through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

              (2)  through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

            (g)  by any combination of the foregoing.

          8.2    Loan Guarantees.    The Committee may help the Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

        9.    Withholding Taxes.

          9.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

          9.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

            (a)  the election must be made on or prior to the applicable Tax Date;

            (b)  once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

            (c)  all elections shall be subject to the consent or disapproval of the Committee;

            (d)  if the Participant is an Insider and if the Company is subject to Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date) or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; provided, that, prior to the date the Company elects to comply with the requirements of Rule 16b-3, as amended effective May l, 1992, the provisions of former Rule 16b-3(e) of the Exchange Act shall apply with respect to any such elections; and

            (e)  in the event that the Tax Date is deferred until six (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

        10.    Privileges Of Stock Ownership.

          10.1    Voting: and Dividends.    No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant shall have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

          10.2    Financial Statements.    The Company shall provide financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Options outstanding; provided, however, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

        11.    Transferability.    Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

        12.    Restrictions On Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, and/or (b) a right to repurchase a portion of or all Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, at: (A) with respect to Shares that are "Vested" (as defined in the Award Agreement), the higher of: (1) Participant's original Purchase Price, or (2) the Fair Market Value of such Shares on Participant's Termination Date, provided, such right of repurchase terminates when the Company's securities become publicly traded; or (B) with respect to Shares that are not "Vested" (as defined in the Award Agreement), at the Participant's original Purchase Price, provided, that the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over 5 years from the date the Shares were purchased, and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

        13.    Certificates.    All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

        14.    Escrow; Pledge Of Shares.    To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the Payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a prorata basis as the promissory note is paid.

        15.    Exchange And Buyout Of Awards.    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

        16.    Securities Law And Other Regulatory Compliance.    An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

        17.    No Obligation To Employ.    Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

        18.    Corporate Transactions.

          18.1    Assumption or Replacement of Awards by Successor.    In the event of a Change in Control, then: (i) any surviving or acquiring corporation shall assume Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to stockholders in the transaction described in this Section 18) for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, (A) with respect to Participants who are not Terminated, the vesting of such Options and the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

          18.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

          18.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award grated by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

        19.    Adoption And Stockholder Approval.    The Plan shall become effective on the date that it is adopted by the Board (the "Effective Date"). The Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Shares issued pursuant to any Award shall be canceled and any purchase of Shares hereunder shall be rescinded. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to stockholder approval.

        20.    Term Of Plan.    The Plan will terminate on the later of ten (10) years from the Effective Date or January 29, 2012.

        21.    Amendment Or Termination Of Plan.    The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

        22.    Nonexclusivity Of The Plan.    Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        23.    Governing Law.    The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of Minnesota except to the extent required to be governed under the General Corporation Law of the State of Delaware.

        24.    Definitions.    As used in the Plan, the following terms shall have the following meanings:

        "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

        "Award" means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

        "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

        "Board" means the Board of Directors of the Company.

        "Cause" shall mean willful conduct that is materially harmful to the business of the Company, any Affiliate of the Company, or any successors thereto.

        "Change in Control" shall mean the consummation of any one of the following events: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company's incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least fifty percent (50%) of the voting securities of the controlling acquiring corporation); (iii) a merger or consolidation in which the Company is the surviving corporation and less than fifty percent (50%) of the voting securities of the Company which are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (iv) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing fifty percent (50%) or more of the combined voting power of all of the voting securities of the Company; or (v) the liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

        "Company" means Racotek, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

        "Disability" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

        "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

        "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

          (a)  of such Common Stock is then quoted on the NASDAQ National Market System, its last reported sale price on the NASDAQ National Market System or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

          (b)  if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

          (c)  if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market System nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

          (d)  if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

        "Good Reason" shall mean that any one of the following actions has been taken without the Participant's express written consent and such action has not been promptly reversed within thirty (30) days following written notice from the Participant to the recipient of such Participant's services: (i) a material reduction in the Participant's job responsibilities given the Participant's prior position and responsibilities with the Company; (ii) any reduction in the Participant's compensation and aggregate benefits as in effect immediately prior to such reduction; (iii) relocation of the Participant's workplace to a facility or location more than twenty-five (25) miles from the Participant's workplace immediately prior to such relocation; or (iv) any Termination which is not effected by reason of death, disability, or Cause.

        "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

        "Option" means an award of an option to purchase Shares pursuant to Section 5.

        "Outside Director" shall mean any director who is not (i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company, (ii) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company or (iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) is defined in regulations promulgated under Section 162(m) of the Code, "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

        "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Participant" means a person who receives an Award under the Plan.

        "Plan" means this Racotek, Inc. 1993 Equity Incentive Plan, as amended from time to time.

        "Restricted Stock Award" means an award of Shares pursuant to Section 6.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shares" means shares of the Company's Common Stock, $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 15, and any successor security.

        "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").